Exhibit C

Letter of Transmittal

Regarding Shares in

Jefferies Credit Partners BDC Inc.

Tendered Pursuant to the Offer to Purchase

Dated April 1, 2025

This Letter of Transmittal must be received by Computershare Trust Company, N.A. (the “Transfer Agent”) on behalf of Jefferies Credit Partners BDC Inc. by April 28, 2025. The Offer and Withdrawal Rights will expire at 11:59 P.M., Eastern Time, on April 28, 2025, unless the Offer is extended. Complete this Letter of Transmittal and deliver to the Transfer Agent.

As described in the Company’s Registration Statement on Form 10, no commission will be payable to the Fund in connection with the Offer, however, Shares tendered within 12 months of the original issue date of such Shares will be subject to a fee of 2.00% of the net asset value of the Shares repurchased by the Fund (“Early Repurchase Deduction”). The Early Repurchase Deduction will be made by reducing the purchase amount for Shares acquired pursuant to the Offer (i.e., Shares that have not been outstanding for at least 12 months of the original issue date will be repurchased at 98% of their net asset value).

The Transfer Agent must receive the completed Letter of Transmittal, signed by all account owners, including the Custodian (if applicable) by 11:59 P.M., Eastern Time, on April 28, 2025. For additional information please call (212) 778-8752.

Mail or deliver this Letter of Transmittal, or a facsimile, together with the certificate(s) representing your shares, to:

By Mail:	By Express Mail or Overnight Delivery:
Computershare Trust Company, N.A. c/o Voluntary Corporate Actions P.O. Box 43011 Providence, Rhode Island 02940-3011	Computershare Trust Company, N.A. c/o Voluntary Corporate Actions 150 Royall Street, Suite V Canton, Massachusetts 02021

Ladies and Gentlemen:

The undersigned hereby tenders to Jefferies Credit Partners BDC Inc. (the “Company”), a Maryland corporation which is an externally managed, non-diversified, closed-end management investment company that has elected to be regulated as a business development company registered under the Investment Company Act of 1940, as amended (the “1940 Act”), the shares of common stock in the Company (the “Shares”) held by the undersigned, described and specified below, on the terms and conditions set out in the offer to purchase, dated April 1, 2025 (the “Offer to Purchase”), receipt of which is hereby acknowledged, and in this Letter of Transmittal. The Offer to Purchase and this Letter of Transmittal are subject to all the terms and conditions set out in the Offer to Purchase, including without limitation the absolute right of the Company to reject any and all tenders determined by it, in its sole discretion, not to be in the appropriate form.

The undersigned hereby sells to the Company the Shares tendered pursuant to this Letter of Transmittal. The undersigned warrants that it has full authority to sell the Shares tendered hereby and that the Company will acquire good title to the Shares, free and clear of all liens, charges, encumbrances, conditional sales agreements, or other obligations relating to this sale, and not subject to any adverse claim, when, and to the extent that, the Shares are purchased by the Company. Upon request, the undersigned will execute and deliver any additional documents necessary to complete the sale in accordance with the terms of the Offer to Purchase.

The undersigned recognizes that, under certain circumstances set out in the Offer to Purchase, the Company may not be required to purchase the Shares tendered hereby. The undersigned recognizes that, if the Offer is oversubscribed, not all of the undersigned’s Shares will be purchased.

Repurchases of Shares from stockholders of the Company (“Stockholders”) will be paid in cash. The payment of the purchase amount for the Shares tendered by the undersigned will be made by either check or wire transfer of funds, as elected below by the undersigned in PART 3 of this Letter of Transmittal. The undersigned hereby acknowledges that payments processed by wire transfer are subject to a wire handling fee of $100.00 that will be deducted from the proceeds owed for the undersigned’s tendered Shares.

All authority conferred, or agreed to be conferred, in this Letter of Transmittal will survive the death or incapacity of the undersigned, and the obligation of the undersigned hereunder will be binding on the heirs, personal representatives, successors, and assigns of the undersigned. Except as stated in Section 6 of the Offer to Purchase, this tender is irrevocable.

LETTER OF TRANSMITTAL

PART 1. NAME, ADDRESS, AND OTHER CONTACT INFORMATION:

Name of Stockholder(s):

SSN/TIN:

Telephone Number:

Account Number:

PART 2. AMOUNT OF SHARES OF COMMON STOCK OF THE COMPANY BEING TENDERED:

☐	All of the undersigned’s Shares.

If less than all Shares being tendered, indicate the amount of the undersigned’s number of Shares being tendered:

☐	Shares

PART 3. PAYMENT:

Repurchases of Shares from Stockholders by the Company will be paid in cash. (IRA, retirement or custodial account proceeds will be sent to the Custodian.)

Please elect payment delivery method:

☐  Check to my Address of Record ☐  Wire to my Bank Account as instructed below

PART 4. BANK ACCOUNT WIRE INSTRUCTIONS (only complete if “Wire to my Bank Account as instructed below” is selected above; see following page for form):

PLEASE ALSO COMPLETE PART 5 OF THIS FORM

PART 5. SIGNATURE(S):

Stockholder Signature

Signature of Investor, Trustee or Custodian	Date

Signature of Joint Investor, Trustee or Custodian (if applicable)	Date

Printed name(s) of Authorized Signer(s) (for verification purposes)

Printed name(s) of Authorized Signer(s) (for verification purposes)

Computershare Trust Company, N.A.

c/o Voluntary Corporate Actions

150 Royall Street, Suite V

Canton, Massachusetts 02021

For additional information please call (212) 778-8752

The Transfer Agent must receive the completed Letter of Transmittal, signed by all account owners, including the Custodian (if applicable) by the deadline stated herein.

C-4